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                                                                    Exhibit 4.33

                         AGREEMENT AND PLAN OF EXCHANGE

     This AGREEMENT AND PLAN OF EXCHANGE, dated as of October 21, 1996 (the "Plan"), by and among Parlux Fragrances, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), Newsun Limited, a corporation organized under the laws of the British Virgin Islands ("Newsun"), Kempton Investments Ltd., a corporation organized under the laws of Ireland ("Kempton"), and Southbrook International Investments Limited, a corporation organized under the laws of the British Virgin Islands (individually, "Southbrook" and together with Newsun and Kempton, the "Holders");

                              W I T N E S S E T H:

     THAT WHEREAS, the Company and Newsun are parties to a Regulation D Securities Subscription Agreement, entered into as of May 8, 1996 (the "May Agreement"), pursuant to which Newsun purchased an aggregate principal amount of $5,000,000 of the 5% Convertible Debentures Due May 1, 1998 (the "May Debentures") of the Company for an aggregate purchase price of $5,000,000;

     WHEREAS, the Company and each of Kempton and Newsun are parties to Regulation D Securities Subscription Agreements, entered into as of July 2, 1996 (the "July Agreements"), pursuant to which each of Kempton and Newsun purchased an aggregate principal amount of $5,000,000 of the 5% Convertible Debentures Due June 1, 1997 (the "July Debentures") of the Company for an aggregate purchase price of $5,000,000;

     WHEREAS, Newsun assigned all of its right, title and interest in and under the July Agreement and the July Debentures to Southbrook pursuant to the terms of an Assignment, dated as of August 30, 1996; and

     WHEREAS, all of the parties hereto desire to enter into this Plan pursuant to which (i) Newsun will exchange the aggregate of $1,731,676 principal amount of May Debentures currently held by it for an aggregate of $2,076,642.70 principal amount of new 10% Bonds Due December 31, 1996 (the "Bonds") issued in the name of Newsun, (ii) Kempton will exchange the aggregate of $2,000,000 principal amount of the July Debentures currently held by it for (a) an aggregate of $1,180,560 principal amount of new 5% Convertible Debentures Due June 1, 1997 (the "New Debentures") issued in the name of Kempton and (b) an aggregate of $983,247.60 principal amount of the Bonds issued in the name of Kempton and (iii) Southbrook will exchange the aggregate of $768,324 principal amount of the July Debentures currently held by it for an aggregate of $905,082.20 principal amount of the Bonds issued in the name of Southbrook;


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     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                               DEBENTURE EXCHANGE

     Section I.1 Debenture Exchange. On the date hereof, the following events (collectively, the "Exchange") shall take place: (i) Newsun will exchange the aggregate of $1,731,676 principal amount of the May Debentures currently held by it for an aggregate of $2,076,642.70 principal amount of the Bonds issued in the name of Newsun, (ii) Kempton will exchange the aggregate of $2,000,000 principal amount of the July Debentures currently held by it for (a) an aggregate of $1,180,560 principal amount of the New Debentures issued in the name of Kempton and (b) an aggregate of $983,247.60 principal amount of the Bonds issued in the name of Kempton and (iii) Southbrook will exchange the aggregate of $768,324 principal amount of the July Debentures currently held by it for an aggregate of $905,082.20 principal amount of the Bonds issued in the name of Southbrook. The terms and provisions of the New Debentures and the Bonds are set forth in the form of Debenture certificate and Bond attached hereto as Exhibits A and B, respectively. After the date hereof, the Debentures will no longer be of any force and effect and the rights of each of the Holders will be with respect only to the New Debentures and the Bonds, as the case may be, issued to such Holder in accordance with the Exchange.

     Section I.2 Mechanics of Exchange of Debentures. On the date hereof, each of Newsun, Kempton and Southbrook shall surrender to the Company all of the certificate(s) representing the May Debentures and July Debentures owned by such Holder. Simultaneously with such delivery, the May Debentures and July Debentures, respectively, owned by each of Newsun, Kempton and Southbrook immediately prior to the date hereof shall be canceled and (a) the Bonds to be issued to Newsun as set forth in Section 1.1(i) above shall be issued to Newsun,
(b) the New Debentures and Bonds to be issued to Kempton as set forth in Section 1.1(ii) above shall be issued to Kempton and (c) the Bonds to be issued to Southbrook as set forth in Section 1.1(iii) above shall be issued to Southbrook.


                                   ARTICLE II

                      HOLDER REPRESENTATIONS AND WARRANTIES

     Section II.1 Representations and Warranties. As a material inducement

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to the Company to issue and deliver the New Debentures and the Bonds to each of
Newsun, Kempton and Southbrook as set forth above, each Holder individually represents and warrants to the Company as follows:

           (i) The Holder is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D and, as of the date hereof, the Holder is not an affiliate of the Company.

           (ii) the Holder is acquiring the securities referred to in Section
      1.1 above for its own account solely for investment and not with a view to the distribution or sale thereof in violation of any federal or state securities laws;

           (iii) the Holder has had access to any and all information that such Holder has requested from the Company concerning the Company and has had the opportunity to ask questions of and receive answers from the Company regarding the Company's business and financial affairs;

           (iv) the Holder has not relied upon any representation or warranty by the Company that is not expressly set forth in this Agreement;

           (v) the Holder has such knowledge and experience in financial and business matters as to be fully capable of evaluating the merits and risks of ownership of the New Debentures and the Bonds, as the case may be;

           (vi) the Holder understands that no federal or state agency has passed upon the New Debentures or Bonds, as the case may be;

           (vii) as of the date hereof, neither the Holder nor any of its affiliates or agents have directly or indirectly maintained any short position in any securities of the Company; and

           (viii) this Plan has been duly authorized, validly executed and delivered on behalf of each of the Holders and is a valid and binding agreement enforceable against each of the Holders in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

     Section II.2 Survival and Indemnification. The foregoing representations and warranties shall survive the issuance and delivery of the New Debentures and Bonds, as the case may be, as set forth herein. Each Holder shall indemnify and hold the Company harmless from and against all damages, losses and expenses (including, without limitation, reasonable attorneys' fees, court costs and disbursements) suffered


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or paid, directly or indirectly, by the Company arising out of the failure of any of the foregoing representations and warranties made by such Holder to be true and correct in all material respects on and as of the date hereof.


                                   ARTICLE III

                     COMPANY REPRESENTATIONS AND WARRANTIES

     Section III.1 Representations and Warranties. As a material inducement to the each of the Holders to accept the New Debentures and the Bonds from the Company as set forth above, the Company represents and warrants as follows:

           (i) the issuance, sale and delivery of the New Debentures and the Bonds are within the Company's corporate powers and have been duly authorized by all required corporate action on the part of the Company and its stockholders and when such securities are issued and delivered in accordance with the terms hereof and of the New Debentures and the Bonds for the consideration expressed herein and in the New Debentures and the Bonds, such securities will be duly and validly issued, fully paid and nonassessable;

           (ii) the issuance, sale and delivery of the shares of Common Stock issuable upon conversion of the New Debentures, and if necessary upon the conversion of the Default Debentures (as such term is defined in the Bonds), is within the Company's corporate powers and has been duly authorized by all required corporate action on the part of the Company and its stockholders and when such securities are issued, sold and delivered in accordance with the terms hereof and of the New Debentures and the Default Debentures for the consideration expressed herein and in the New Debentures and the Default Debentures, such securities will be duly and validly issued, fully paid and nonassessable;

           (iii) there are no preemptive rights of any shareholders of the Company; and

           (iv) this Plan has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement enforceable against the Company in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

     Section III.2 Survival and Indemnification. The foregoing representations and warranties shall survive the issuance and delivery of the New Debentures and


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Bonds, as the case may be, as set forth herein. The Company shall indemnify and hold each of the Holders harmless from and against all damages, losses and expenses (including, without limitation, reasonable attorneys' fees, court costs and disbursements) suffered or paid, directly or indirectly, by each Holder arising out of the failure of any of the foregoing representations and warranties made by the Company to be true and correct in all material respects on and as of the date hereof.


                                   ARTICLE IV

                                    COVENANTS

     Section IV.1 No Additional Shares. For so long as any New Debentures, Bonds or Default Debentures held by either Holder remain outstanding, the Company covenants and agrees with the Holders that:

           (a) It will maintain the listing of its Common Stock on the NASDAQ National Market;

           (b) Subsequent to the filing of the Amendments (as hereinafter defined), it will not issue stop transfer instructions to its transfer agent with respect to and will not place a restrictive legend on the shares of Common Stock issuable upon the conversion of the New Debentures or the Default Debentures, as the case may be;

           (c) it will permit the Holders to exercise their respective rights to convert the New Debentures or the Default Debentures, if necessary, by telecopying an executed and completed Notice of Conversion to the Company and delivering the original Notice of Conversion and the certificate representing the New Debentures or the Default Debentures, as the case may be, to the Company by express courier. Each date on which a Notice of Conversion is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed a conversion date. The Company will transmit the certificates representing shares of Common Stock issuable upon conversion of any New Debentures or Default Debentures (together with the certificates representing the New Debentures or Default Debentures, as the case may be, not so converted) to the respective Holder via express courier, by electronic transfer or otherwise, within three business days after the date the Company has received the original Notice of Conversion and certificate representing the New Debentures or Default Debentures being so converted. In addition to any other remedies which may be available to the Holders, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within such three-business day period, the respective Holder, prior to receiving such


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      shares of Common Stock, will be entitled to revoke the relevant Notice of
      Conversion by delivering a notice to such effect to the Company whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion; and

           (d) it will prepare and file with the Securities and Exchange Commission (the "Commission") not later than twenty days from the date hereof, post-effective amendments (the "Amendments") to each of (i) registration statement, Registration No. 333-8395 (the "August Registration Statement") and (ii) registration statement, Registration No. 333-11953 (individually, the "October Registration Statement," and together with the August Registration Statement, the "Registration Statements"), which were declared effective by the Commission on August 12, 1996 and October 2, 1996, respectively, increasing the number of shares of Common Stock covered by the Registration Statement to Two Hundred percent (200%) of the number of shares of Common Stock issuable upon the conversion of both the New Debentures and the Default Debentures (the "Registration Shares") as would be issuable on the date of filing of the Amendments if all of the New Debentures and Default Debentures were converted on that date, pursuant to the rules and regulations of the Commission;

                (i) prepare and file with the Commission such additional amendments and supplements to the Registration Statements and the prospectus used in connection therewith as may be necessary to keep the Registration Statements effective for a period of not less than nine months and comply with the applicable provisions of the rules and regulations of the Commission;

                (ii) furnish to the Holders such number of copies of each prospectus included in the Registration Statements for the Registration Shares, including each preliminary prospectus, as each such Holder shall reasonably request each of which shall be in conformity with the requirements of the rules and regulations of the Commission;

                (iii) notify the Holders at any time, but in any event no later than five days following the happening thereof, when a prospectus relating to such Registration Shares is required to be delivered under rules and regulations of the Commission, of the happening of any event as a result of which the prospectus included in the Registration Statements, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of circumstances then existing, and at any such Holder's request, prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so

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      that, as thereafter delivered to the purchasers of such Registration
      Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

               (iv) cause all of the Registration Shares to be listed on the NASDAQ National Market; and

               (v) in instances where an exemption from such qualification is not available, use its best efforts to register or qualify the Registration Shares under the securities or Blue Sky laws of such jurisdictions as any such Holder shall reasonably request; provided, that the Company shall not be required to register or qualify under the Blue Sky laws in states where the Company is already registered or qualified.

     Section IV.2 Restrictive Legends. Subsequent to the filing of the Amendments, all shares of Common Stock issuable upon conversion of the New Debentures or Default Debentures, if necessary, will be issued without restrictive legend, in the name of the respective Holder on the date of the Notice of Conversion. The Company warrants that no stop transfer instructions have been given or will be given and that the New Debentures, the Bonds, the Default Debentures, if necessary, and the shares of Common Stock issuable upon the conversion of the New Debentures and the Default Debentures shall be freely transferable on the books and records of the Company.

     Section IV.3 Restriction of Conversion of Securities. Each of the Holders or any subsequent holder of the New Debentures, Bonds or Default Debentures (the "Subsequent Holder") shall be prohibited from converting any portion of the New Debentures, Bonds or Default Debentures which would result in such Holder or Subsequent Holder being deemed the beneficial owner, in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, of five percent (5%) or more then the issued and outstanding Common Stock of the Company.

                                    ARTICLE V

                                  MISCELLANEOUS

     Section V.1 Fees and Expenses. All costs and expenses incurred in connection with this Plan and the consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, except that the Company hereby agrees to pay all fees of Patterson, Belknap, Webb & Tyler LLP, counsel to each of the Holders, incurred in connection herewith.

     Section V.2 Amendment and Waiver. This Plan may be amended by the


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parties hereto only by an instrument in writing signed by all of the parties hereto. The failure of any party to insist in any one or more cases upon the strict performance of any of the terms and provisions of this Plan, or to exercise any right herein contained, shall not be construed as a waiver by such party of such terms and provisions or rights. No party shall be deemed to have waived any provision of this Plan unless such waiver shall be in writing and executed by such party.

     Section V.3 Entire Agreement. This Plan and the Exhibits hereto constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior or contemporaneous agreements and understandings, both written and oral, by and among the parties, or any of them, with respect to the subject matter hereof.

     Section V.4 Assignment. No party shall be entitled to assign its rights hereunder to any other person without the prior written consent of the other parties hereto, which consent shall not unreasonably be withheld.

     Section V.5 Governing Law. This Plan and the rights of the parties hereunder shall be governed by the laws of the State of New York without regard to the choice of law provisions thereof.

     Section V.6 Further Assurances. Each of the parties hereto shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further instruments, acts, deeds and assurances as may be reasonably required for the purpose of carrying out the provisions and intent of this Plan and the Exhibits annexed hereto.

     Section V.7 Counterparts. This Plan may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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     IN WITNESS WHEREOF, the parties have caused this Plan to be executed as of the date first written above.


                       PARLUX FRAGRANCES, INC.


                       By: /s/ Frank A. Buttacavoli
                          ----------------------------------
                         Name: Frank A. Buttacavoli
                         Title: Executive Vice-President/C.F.O.


                       NEWSUN LIMITED


                       By: /s/ Raz Steinmetz
                          -----------------------------------
                         Name: Raz Steinmetz
                         Title:    Proxy


                       KEMPTON INVESTMENTS LTD.


                       By: /s/ Chaim Farro
                          ------------------------------------
                         Name:  Chaim Farro
                         Title:    Secretary


                       SOUTHBROOK INTERNATIONAL INVESTMENTS LIMITED


                       By: /s/ Raz Steinmetz
                          -------------------------------------
                         Name:  Raz Steinmetz
                         Title:    Proxy